UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

POLARIS INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

Minnesota	1-11411	41-1790959
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Highway 55
Medina, Minnesota 55340
(Address of principal executive offices)
(Zip Code)

(763) 542-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2017, the Board of Directors (the “Board”) of Polaris Industries Inc. (the “Company”) elected George W. Bilicic as a Class II director, filling a vacancy created by the expansion of the size of the Board from eight to nine members. Mr. Bilicic was also appointed to serve on the Corporate Governance and Nominating Committee and the Technology Committee of the Board. As a non-employee director, Mr. Bilicic will be eligible to receive director and committee fees, participate in the Polaris Industries Inc. Deferred Compensation Plan for Directors, receive grants under the Polaris Industries Inc. 2007 Omnibus Incentive Plan and use Company products, all as described under the caption “Director Compensation” in the Company’s proxy statement for its 2017 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 10, 2017.

A copy of the press release issued by the Company on August 21, 2017 announcing the election of Mr. Bilicic as a director, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release dated August 21, 2017 of Polaris Industries Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 21, 2017

POLARIS INDUSTRIES INC.

/s/ Stacy L. Bogart
Stacy L. Bogart
Senior Vice President – Legal, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated August 21, 2017 of Polaris Industries Inc.